Exhibit 99.1

FOR IMMEDIATE RELEASE Monday, October 29, 2007	SYMBOL: LANC TRADED: Nasdaq
LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
     COLUMBUS, Ohio, Oct. 29 — Lancaster Colony Corporation (Nasdaq: LANC) today reported improved results for the first fiscal quarter ended September 30, 2007:
•	Net sales reached $286 million, up nine percent from first quarter sales of $262 million last year.
•	Specialty Foods sales totaled $184.8 million, up seven percent from the year-ago level, reflecting both higher retail and foodservice sales.
•	In nonfood segments, Glassware and Candles sales totaled $59.2 million, up nine percent from the year-ago quarter, and Automotive sales increased 18 percent from the prior-year first quarter to $41.6 million.
•	Income from continuing operations of $15,570,000, or 51 cents per diluted share, increased seven percent from the prior year’s total of $14,490,000 or 45 cents per diluted share.
•	Net income totaled $15,570,000, versus $13,781,000 in the year-ago first quarter, which included the results of discontinued operations. Net income per basic and diluted share was 51 cents versus 43 cents earned in the first quarter last year.
     Specialty Foods not only experienced solid growth in foodservice volumes, but also benefited from increased retail sales of produce dressings, salad croutons and frozen rolls; higher retail prices; and incremental sales from Marshall Biscuit following its acquisition in June 2007. Segment operating income of $23.8 million, down two percent from the year-ago level, reflects substantially higher material costs, which remain at unprecedented levels. Also hampering margins were competitive market conditions for frozen bread and higher depreciation and amortization.
     Increased Glassware and Candles sales primarily resulted from the disposition of industrial glass inventories, as well as higher candle volume. Segment operating income of $2.4 million, versus an operating loss of $0.8 million in the year-ago quarter, reflects the higher sales level, improved candle pricing and the closing of the poorly-performing industrial glass operation.
     Improved Automotive sales were largely derived from increased sales of aluminum accessories to original equipment manufacturers. Segment operating income increased $0.9 million to $1.4 million, primarily reflecting greater sales volume and somewhat higher pricing, but partially offset by further increases in material costs.
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PAGE 2 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
     John B. Gerlach, Jr., chairman and CEO of Lancaster Colony Corporation, said, “While pleased with the company’s improved performance, we remain challenged by the markedly higher food commodity costs. Greater sales volume and somewhat higher pricing allowed us to make headway in what was otherwise an uncertain economic environment.” Further affecting results was a $1.2 million increase in net interest expense reflecting a higher level of net debt outstanding in the current quarter.
     “As we look at the current second quarter,” Mr. Gerlach said, “we expect continued Specialty Foods sales growth but remain confronted by broadly and sharply higher ingredient costs. Candle sales should benefit from holiday demand, but margins may remain constrained by higher wax prices and placement costs associated with several scheduled product resets. We expect Automotive sales to continue on an upward trend and may see some moderation in year-over-year material costs.”
     Mr. Gerlach concluded, “We continue our strategic alternative review of nonfood operations, which we intend to complete by the fiscal year-end. While net debt has increased over the past year, we retain financial flexibility to support internal growth, consider complementary food acquisitions and provide appropriate cash returns to shareholders through cash dividends and share repurchases.”
Conference Call on the Web
     The company’s first quarter conference call is scheduled for this morning, October 29, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s internet home page at www.lancastercolony.com. The webcast will be archived and available on the company’s website.
About the Company
     Lancaster Colony Corporation is a diversified manufacturer and marketer of consumer products including specialty foods for the retail and foodservice markets; glassware and candles for the retail, floral and foodservice markets; and automotive products for the original equipment market and aftermarket.
Forward-Looking Statements
     We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward—looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control including the strength of the economy, changes in the financial markets, slower than anticipated sales growth, the extent of operational efficiencies achieved, the success of new product introductions, price and product competition, and increases in energy and raw-material costs. Management believes these forward-looking statements to be reasonable; however, undue reliance should not be placed on such statements that are based on current expectations. We undertake no obligation to update such forward-looking statements. Specific influences relating to forward-looking statements are numerous, including the uncertainty regarding the effect or outcome of our decision to explore strategic alternatives among our nonfood operations. More detailed statements regarding significant events that could affect our financial results are included in our annual report on Form 10-K as filed with the Securities and Exchange Commission.
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PAGE 3 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS

FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO, or
John L. Boylan, Vice President, Treasurer and CFO
Lancaster Colony Corporation
Phone: 614/224-7141
—or—
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com

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PAGE 4 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (b)
(In thousands except per-share amounts)

	Three Months Ended
	September 30,
	2007	2006

Net sales	$285,570	$262,064
Cost of sales	236,399	217,415

Gross margin	49,171	44,649
Selling, general & administrative expenses	23,940	22,203
Restructuring and impairment charge	136	—

Operating income	25,095	22,446
Interest expense	(958)	—
Interest income and other — net	162	362

Income from continuing operations before income taxes	24,299	22,808
Taxes based on income	8,729	8,318

Income from continuing operations	15,570	14,490
Loss from discontinued operations, net of tax	—	(709)

Net income	$15,570	$13,781

Net income (loss) per common share:(a)

Continuing operations — basic and diluted	$.51	$.45

Discontinued operations — basic and diluted	$—	$(.02)

Net income — basic and diluted	$.51	$.43

Cash dividends per common share	$.27	$.26

Weighted average common shares outstanding:
Basic	30,412	31,919
Diluted	30,420	31,936
(a)	Based on the weighted average number of shares outstanding during each period.

(b)	Certain automotive operations sold in the year ended June 30, 2007 have been reflected as discontinued operations.
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PAGE 5 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited) (b)
(In thousands)

	Three Months Ended
	September 30,
	2007	2006

NET SALES
Specialty Foods	$184,789	$172,287
Glassware and Candles	59,169	54,506
Automotive	41,612	35,271

	$285,570	$262,064

OPERATING INCOME
Specialty Foods	$23,774	$24,182
Glassware and Candles	2,413	(801)
Automotive	1,441	563
Corporate expenses	(2,533)	(1,498)

	$25,095	$22,446

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30,	June 30,
	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$14,505	$8,318
Receivables — net of allowance for doubtful accounts	114,610	92,635
Total inventories	153,221	149,717
Deferred income taxes and other current assets	25,456	28,241

Total current assets	307,792	278,911
Net property, plant and equipment	209,008	208,431
Other assets	111,126	111,155

Total assets	$627,926	$598,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank loans	$87,500	$42,500
Accounts payable	47,175	48,423
Accrued liabilities	50,863	50,867

Total current liabilities	185,538	141,790
Other noncurrent liabilities and deferred income taxes	15,005	12,398
Shareholders’ equity	427,383	444,309

Total liabilities and shareholders’ equity	$627,926	$598,497

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